                                                                      Exhibit 11

                                Paper Warehouse Inc.
                 Computation of Pro Forma Earnings (Loss) Per Share
                  (In thousands of dollars, except per share data)



                                               FISCAL YEAR               THREE MONTHS ENDED
                                               -----------               ------------------
                                           1997           1996         1/30/98         1/31/97
                                        ----------     ----------     ----------     ----------
BASIC

Pro forma net earnings
(loss) (a)                              $ (206,610)    $  807,830     $ (506,364)    $  649,828
                                        ----------     ----------     ----------     ----------
                                        ----------     ----------     ----------     ----------

Weighted average shares
of common stock
outstanding (b)                          2,630,811      2,202,818      3,900,834      2,202,818
                                        ----------     ----------     ----------     ----------
                                        ----------     ----------     ----------     ----------

Basic pro forma earnings per
share of common stock (a/b)             $    (0.08)    $     0.37     $    (0.13)    $     0.29
                                        ----------     ----------     ----------     ----------
                                        ----------     ----------     ----------     ----------


DILUTED

Pro forma net earnings
(loss) (c)                              $ (206,610)    $  807,830     $ (506,364)    $  649,828
                                        ----------     ----------     ----------     ----------
                                        ----------     ----------     ----------     ----------

Weighted average shares
of common stock
outstanding                              2,630,811      2,202,818      3,900,834      2,202,818
                                        ----------     ----------     ----------     ----------
                                        ----------     ----------     ----------     ----------

Common stock
equivalents                             $        0     $  311,432     $        0     $  311,432
                                        ----------     ----------     ----------     ----------
                                        ----------     ----------     ----------     ----------

Weighted average shares of
common stock and common
stock equivalents (d)                    2,630,811      2,514,250      3,900,834      2,514,250
                                        ----------     ----------     ----------     ----------
                                        ----------     ----------     ----------     ----------

Fully diluted earnings (loss) per
share of common stock and
common stock equivalents
(c/d)                                   $    (0.08)    $     0.32     $    (0.13)    $     0.26
                                        ----------     ----------     ----------     ----------
                                        ----------     ----------     ----------     ----------



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